Exhibit 32.1

Certification of Principal Executive and Financial Officer

Pursuant to U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of GRATITUDE HEALTH, INC. a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ending September 30, 2019 of the Company (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

GRATITUDE HEALTH, INC.

Date: November 12, 2019	By:	/s/ Roy G. Warren, Jr.
Roy G. Warren, Jr.
Chief Operating Officer (Principal Operating Officer and Principal Financial Officer)